Exhibit 10.7

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

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In re DYNEGY INC. SECURITIES LITIGATION	)
	)	Master File No. H-02-1571
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This Document Relates To:	)
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ALL ACTIONS.	)
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STIPULATION AND AGREEMENT OF SETTLEMENT

Class Representative Regents of the University of California, on behalf of the Class, and Defendants Dynegy Inc., Dynegy Holdings Inc., Charles L. Watson, Robert D. Doty, Stephen Bergstrom, Michael R. Mott, Charles E. Bayless, Darald W. Callahan, Daniel L. Dienstbier, George L. Kirkland, Richard H. Matzke, Sheli Z. Rosenberg, Joe J. Stewart, J. Otis Winters, H. John Riley, Michael D. Capellas, Jerry L. Johnson, Lehman Brothers Inc., Lehman Brothers Holdings, Inc., Citigroup, Inc., Salomon Smith Barney Inc. and Citibank, N.A. (collectively, the “Parties,” and each one individually a “Party”), by and through their respective undersigned attorneys, submit this stipulation and agreement of settlement (the “Stipulation”), dated May 2, 2005, under Federal Rule of Civil Procedure 23.

WHEREAS:

A. On or after April 26, 2002, putative securities class action lawsuits were filed by plaintiffs on behalf of themselves and all others similarly situated in the United States District Court for the Southern District of Texas, Houston Division (the “Court”) and other federal courts, entitled Alidad Ghiass v. Dynegy Inc., et al., Civ. No. H-02-2231, Allan Chudwick v. Dynegy Inc., et al., Civ. No. H-02-1604, Allwyn J. Levine, M.D. v. Dynegy Inc., et al., Civ. No. H-02-2146, Carol Rascop v. Dynegy Inc., et al., Civ. No. H-02-2133, Colbert Birnet II v. Dynegy Inc., et al., Civ. No. H-02-1606, Colton Investments, LLC v. Dynegy Inc., et al., Civ. No. H-02-1605, Dale N. Shook v. Dynegy Inc., et al., Civ. No. H-02-1696, Diana Allen v. Dynegy Inc., et al., Civ. No. H-02-2047, Edward Kaminski v. Dynegy Inc., et al., Civ. No. H-02-1672, Gennard Rocco v. Dynegy, Inc., et al., Civ. No. H-02-2367, IRA FBO Daniel W. Kasner v. Dynegy Inc., et al., Civ. No. H-02-2723, Isidore Mauer v. Dynegy Inc., et al., Civ. No. H-02-1657, Jamee Becker v. Dynegy Inc., et al., Civ. No. H-02-2174, James R. Raymond v. Dynegy Inc., et al., Civ. No. H-02-1932, Joseph Sonnenberg v. Dynegy Inc., et al., Civ. No. H-02-2058, Leon E. Schrader v. Dynegy Inc., et al., Civ. No. H-02-1970, Market Street Securities, Inc. v. Dynegy Inc., et al., Civ. No. H-02-1671, Marvin Hellman v. Dynegy Inc., et al., Civ. No. H-02-2322, Michael L. Testa v. Dynegy Inc., et al., Civ. No. H-02-1800, Michael Raposa v. Dynegy Inc., et al., Civ. No. H-02-1816, Neal Eisenbraun v. Dynegy Inc., et al., Civ. No. H-02-1695, Pirelli Armstrong Tire Corp. Retiree Medical Benefits Trust v. Dynegy Inc., et al., Civ. No. H-02-1571, Sally McGushion v. Dynegy Inc., et al., Civ. No. H-02-1616, Steven Baca v. Dynegy Inc., et al., Civ. No. H-02-2229, Stonebridge Investment Partners LLC v. Dynegy Inc., et al., Civ. No. H-02-2198, The Regents of the University of California v. Dynegy Inc., et al., Civ. No. H-02-2374, Walter Roberts v. Dynegy Inc., et al., Civ. No. H-02-2199, and William Oliver v. Dynegy Inc., et al., Civ. No. H-02-1618 (collectively, the “Securities Actions”);

B. By Orders filed June 28, 2002 and August 20, 2002, the Court consolidated the Securities Actions under the caption In re Dynegy Inc. Securities Litigation, Civ. No. H-02-1571 (the “Consolidated Securities Litigation”);

C. By Order filed October 28, 2002, the Court appointed Regents of the University of California as Lead Plaintiff, and appointed as Lead Counsel William S. Lerach and other lawyers with the law firm of Milberg Weiss Bershad Hynes & Lerach, LLP. Lead Counsel subsequently changed their law firm affiliation to Lerach Coughlin Stoia Geller Rudman & Robbins LLP;

D. In the Consolidated Securities Litigation, Class Representative has asserted claims on behalf of a Class (as defined below) for violations of Sections 10(b) and 20 of the Securities Exchange Act of 1934 (“1934 Act”), and Rule 10b-5 thereunder, and Sections 11 and 15 of the Securities Act of 1933 (“1933 Act”). Class Representative’s claims are set forth in two amended Complaints, a First Amended Consolidated Complaint for Violations of the Securities Exchange Act of 1934 and a First Amended Consolidated Complaint for Violations of the Securities Act of 1933 (collectively, the “Complaints”);

E. By Orders filed January 3, 2005 and March 10, 2005, the Court (i) appointed Regents of the University of California as Class Representative; (ii) certified a 1934 Act class consisting of all persons seeking relief for alleged violations of §§ 10(b) and 20(a) of the 1934 Act, and Rule 10b-5 thereunder, during a proposed class period beginning on June 21, 2001 and ending on July 22, 2002 (the “1934 Act Certified Class”); and (iii) certified a 1933 Act class consisting of all persons seeking relief for alleged violations of §§ 11 and 15 of the 1933 Act who purchased Dynegy Class A Common Stock in the December 2001 Stock Offering on either December 19, 2001, or December 20, 2001, and who suffered a loss therefrom that can be measured in accordance with § 11(e) of the 1933 Act (the “1933 Act Certified Class”);

F. On or about June 6, 2002, a shareholder derivative suit styled Richard Derusha v. Charles L. Watson, et al., Civ. No. H-01-2161, was filed in the United States District Court for the Southern District of Texas, Houston Division, against Dynegy (as defined below), as a nominal defendant, and certain of its present and former officers and directors (the “Federal Derivative Suit”). The Federal Derivative Suit was voluntarily dismissed without prejudice on February 23, 2005;

G. On and after April 30, 2002, shareholder derivative suits were filed in the 164th District Court for Harris County, Texas, styled Kevin Bosse v. Charles L. Watson, et al., Civ. No. 2002-21890, and Allan Gillies v. Charles L. Watson, et al., Civ. No. 2002-25250. These suits were subsequently consolidated by Order dated July 8, 2002, under the caption In re Dynegy Inc. Derivative Litigation, Case No. 2002-25250 (the “Texas Derivative Litigation”);

H. The Settling Defendants (as defined below) deny any wrongdoing, fault, liability or damage to Class Representative or the Class, deny that they engaged in any wrongdoing, deny that they committed any violation of law, and deny that they acted improperly in any way. The Settling Defendants further believe that (i) they acted properly at all times, and (ii) the Consolidated Securities Litigation, the Federal Derivative Suit and the Texas Derivative Litigation are all without merit.

I. In view of the uncertainty and risk of the outcome of any litigation (especially complex securities litigation), the difficulties and substantial distractions, burdens, expense and length of time necessary to defend the proceeding, possibly through conclusion of discovery, possible summary judgment motions, a possible trial, possible post-trial motions and possible appeals, and to eliminate the distractions, burdens and expenses of further litigation, the Parties signed the Memorandum of Understanding (as defined below) to settle the Consolidated Securities Litigation and put the Released Claims to rest, finally and forever;

J. This Stipulation shall not be construed or deemed to be a concession by Class Representative of any infirmity in the claims asserted in the Consolidated Securities Litigation or as a concession by any or all of the Settling Defendants of any wrongdoing, fault, liability or damage to Class Representative, any Class member, or any other person or entity, or any infirmity in any defense any or all Settling Defendants asserted or could have asserted. The Parties have voluntarily agreed to settle the Consolidated Securities Litigation after consultation with competent legal counsel;

K. Lead Counsel states that it has conducted and completed extensive research, discovery and investigation relating to the claims and the underlying events and transactions alleged in the Complaints, including (i) interviews and depositions of current and former Dynegy officers and employees and other witnesses, (ii) review and analysis of over 1,000,000 pages of documents produced by the Settling Defendants (as defined below) and others, (iii) review and analysis of various public statements and filings made by Dynegy and its senior officers with the SEC, securities analysts’ reports, press releases, news articles, and other media reports regarding Dynegy, and (iv) consultation with accounting and damages experts.

L. The Parties, through their respective counsel, have engaged in substantial arm’s-length discussions and negotiations to attempt to settle the Consolidated Securities Litigation (including numerous meetings and telephone conferences at which the Settlement’s terms and conditions were extensively debated and negotiated) and achieve the best relief possible consistent with the interests of the Class; and

M. Lead Counsel have carefully researched, considered and evaluated, among other things, the relevant legal authorities and evidence to support the claims asserted against the Settling Defendants, the likelihood of prevailing on those claims, the attendant risks of further litigation (including likely appeals and subsequent proceedings), the substantial financial benefits that the Class will receive from the Settlement, the existence and settlement of the Texas Derivative Litigation, and the Insurers’ (as defined below) contribution of one-hundred fifty million dollars ($150,000,000) toward the Settlement, and have concluded that the Settlement set forth in this Stipulation is fair, reasonable, and adequate to the Class, and in its best interests.

NOW, THEREFORE, without any admission or concession on the part of Class Representative of any lack of merit of the Consolidated Securities Litigation whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in defenses whatsoever by any or all of the Settling Defendants, it is hereby STIPULATED AND AGREED, by and among the Parties to this Stipulation, through their respective attorneys, subject to Court approval under Federal Rule of Civil Procedure 23(e), in consideration of the benefits flowing to the Parties from the Settlement, that all Released Claims (as defined below) against the Released Parties (as defined below) shall be fully and finally compromised, settled, and released, and the Consolidated Securities Litigation shall be dismissed with prejudice, upon and subject to the following terms and conditions:

CERTAIN DEFINITIONS

1. As used in this Stipulation, the following terms shall have the following meanings:

a. “Authorized Claimant” means a Settlement Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.

b. “Cash Escrow Account” means the escrow account established and maintained by Lead Counsel (in its capacity as Escrow Agent) to receive the deposit of the monetary payments included in the Settlement Fund.

c. “Citigroup Entities” means Citigroup, Inc., Salomon Smith Barney Inc., Citibank, N.A., their respective subsidiaries and affiliates, and their respective predecessors and successors.

d. “Claims Administrator” means Gilardi & Co. LLC, appointed by the Court to serve as claims administrator in connection with the Settlement.

e. “Class” means the 1934 Act Certified Class, the 1933 Act Certified Class, all persons or entities (including the ERISA Plans) who purchased Dynegy Securities during the Class Period, and all persons or entities (including the ERISA Plans) who purchased Dynegy Securities in, or traceable to, the March 2001 Notes Offering from the effective date of the offering through and including July 22, 2002, or the February 2002 Notes Offering.

f. “Class Period” means June 21, 2001 through and including July 22, 2002, as set forth in the Court’s January 3, 2005 order.

g. “Class Representative” means Regents of the University of California.

h. “Common Stock Escrow Account” means the escrow account established and maintained by Lead Counsel (in its capacity as Escrow Agent) to receive any deposit of Dynegy Class A Common Stock made under the Settlement.

i. “December 2001 Stock Offering” means Dynegy Inc.’s public offering of common stock pursuant to a registration statement dated July 27, 2001, and a prospectus supplement dated December 19, 2001.

j. “Dynegy” means Dynegy Inc. and its subsidiaries and affiliates, including without limitation, Dynegy Holdings Inc.

k. “Dynegy Class A Common Stock” means Dynegy Inc. Class A Common Stock or the equivalent security of its successors and assigns.

l. “Dynegy Inc.” means the entity of that name currently incorporated in the State of Illinois, the Class A Common Stock of which is traded on the New York Stock Exchange under the symbol “DYN.”

m. “Dynegy Securities” means any common stock, bond, note, warrant, option or other security issued by Dynegy that is publicly traded.

n. “Dynegy’s Counsel” means the law firm of Haynes and Boone, LLP.

o. “Effective Date” means the date upon which the Settlement described in this Stipulation shall become effective, as set forth in paragraph 43 below.

p. “ERISA Plans” means the Dynegy Retirement Savings Plan, the Illinois Power Plan Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement, the Illinois Power Company Incentive Savings Plan, and the Dynegy Northeast Generation, Inc. Savings Incentive Plan.

q. “Escrow Accounts” means the Cash Escrow Account and the Common Stock Escrow Account.

r. “Escrow Agent” means the law firm of Lerach Coughlin Stoia Geller Rudman & Robbins LLP.

s. “February 2002 Notes Offering” means Dynegy Holdings Inc.’s public offering of 8.75% Notes due February 15, 2012, pursuant to a registration statement dated July 27, 2001, and a prospectus supplement dated February 15, 2002.

t. “Insurer Payment” means the aggregate sum of one-hundred fifty million dollars ($150,000,000) that the Insurers have agreed to contribute to the Settlement Fund.

u. “Insurers” means the insurance companies that issued directors’ and officers’ insurance policies covering the claims asserted in the Consolidated Securities Litigation, namely Associated Electric & Gas Insurance Services, Ltd. (“AEGIS”), Energy Insurance Mutual (“EIM”), National Union Fire Insurance Company of Pittsburgh (“National Union”), Executive Risk Indemnity Inc. (“Chubb”) and Continental Casualty Company (“CNA”).

v. “LIBOR” means the one-month London Interbank Offered Rate as reported by The Wall Street Journal.

w. “Lead Counsel” means the law firm of Lerach Coughlin Stoia Geller Rudman & Robbins LLP.

x. “March 2001 Notes Offering” means Dynegy Holdings Inc.’s public offering of 6.875% Senior Notes due April 1, 2011, pursuant to a registration statement dated September 26, 2000, and a prospectus supplement dated March 15, 2001.

y. “Memorandum of Understanding” means the memorandum of understanding to resolve the Consolidated Securities Litigation signed by the Parties on April 15, 2005.

z. “Net Settlement Fund” means the Settlement Fund less the costs of providing Notice to the Class, administrative expenses incurred in connection with the Settlement, including any Taxes, and any attorneys’ fees and expenses award.

aa. “Notice” means the Notice of Pendency of Class Action, Hearing on Proposed Settlement and Attorneys’ Fee Petition and Right to Share in Settlement Fund, to be sent to Class members substantially in the form attached as Exhibit A-1.

bb. “Officer/Director Defendants” means Charles L. Watson, Robert D. Doty, Stephen Bergstrom, Michael R. Mott, Charles E. Bayless, Darald W. Callahan, Daniel L. Dienstbier, George L. Kirkland, Richard H. Matzke, Sheli Z. Rosenberg, Joe J. Stewart, J. Otis Winters, H. John Riley, Michael D. Capellas, and Jerry L. Johnson.

cc. “Order and Final Judgment” means the proposed order to be entered by the Court approving the Settlement substantially in the form attached as Exhibit B.

dd. “Plaintiffs’ Counsel” means any counsel who have appeared on behalf of any of the plaintiffs in the Consolidated Securities Litigation.

ee. “Plan of Distribution” means the terms and procedures for allocation and distribution of the Settlement Fund.

ff. “Preliminary Approval Order” means the proposed order of the Court preliminarily approving the Settlement and directing notice thereof to the Class substantially in the form attached as Exhibit A.

gg. “Proof of Claim” means the proposed Proof of Claim and Release form substantially in the form attached as Exhibit A-2.

hh. “Publication Notice” means the summary notice of proposed Settlement and hearing for publication substantially in the form attached as Exhibit A-3.

ii. “Released Officer/Director Defendant Indemnification Claims” means any claim for indemnification from Dynegy (whether arising under statutory law, common law, contract, the Dynegy by-laws or otherwise) in respect of claims against or losses by any one or more of the Officer/Director Defendants arising from, related to, or in connection with any acts, transactions or occurrences alleged or that could have been alleged in the Consolidated Securities Litigation; provided, however, that Released Officer/Director Defendant Indemnification Claims does not include Unreleased Officer/Director Defendant Indemnification Claims (defined below).

jj. “Released Claims” means (a) all claims, known or Unknown (as defined below), which have been or could have been asserted by any member of the Class in the Consolidated Securities Litigation arising out of or relating to (i) the facts, matters, transactions, conduct, omissions or circumstances alleged, or that could have been alleged, in the Consolidated Securities Litigation and (ii) purchases of, sales of, or decisions not to sell Dynegy Securities during the Class Period; and (b) all claims, known or Unknown (as defined below), which have been or could have been asserted by any member of the Class in the Consolidated Securities Litigation that relate to the defense or settlement of the Consolidated Securities Litigation (other than claims to enforce the Settlement); provided, however, Released Claims shall not include any claims under the Employee Retirement Income Security Act of 1974, 29

U.S.C. §§ 1001 et seq., arising from or relating to any or all of the ERISA Plans, including but not limited to the civil action styled Lively, et al. v. Dynegy Inc., et al., No. 05-63-MJR (S.D. Ill.), or any claim arising out of the violation or breach of this Stipulation.

kk. “Released Parties” means the Settling Defendants, the Insurers, Kenneth E. Randolph, Louis Dorey, Matthew Schatzman, Merrill Lynch, Pierce, Fenner & Smith, Inc., Merrill Lynch & Co., Inc., ABN AMRO Inc., ABN AMRO Holding N.V., ABN Amro Bank N.V., Banc One Capital Markets, Inc., Bank One Corp., Bank of America Securities LLC, Bank of America Corp., Commerzbank Capital Markets Corp., Commerzbank AG, Credit Lyonnais, Credit Lyonnais Securities (USA), Inc., Credit Suisse First Boston LLC, The Royal Bank of Scotland plc, The Royal Bank of Scotland Group plc, SG Cowen Securities Corp., TD Securities (USA), Inc., WestLB AG and Societe Generale Group, and each of their respective past and present parents, subsidiaries, affiliates, directors, officers, attorneys, consultants, agents, representatives, successors and assigns.

ll. “Settled Defense Claims” means all claims of every nature and description, known or unknown, that have been or could have been asserted in the Consolidated Securities Litigation or any forum by the Settling Defendants, the Released Parties or any of them individually, or the successors and assigns of any of them against any of the Class Representative, Class members, Plaintiffs’ Counsel and their legal representatives, heirs, successors or assigns, and/or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Consolidated Securities Litigation; provided, however, Settled Defense Claims shall not include any claim arising out of the violation or breach of this Stipulation.

mm. “Settlement” means the settlement described in this Stipulation.

nn. “Settlement Class” means the Class, excluding (a) those individuals and entities who timely and validly opt out of the Settlement; (b) those individuals who were officers and/or directors of Dynegy during the Class Period and (i) their affiliates and (ii) members of their immediate families; (c) those individuals who were officers and/or directors of Dynegy at any time during the pendency of the Consolidated Securities Litigation and (i) their affiliates and (ii) members of their immediate families; (d) officers and/or directors of Dynegy at the Effective Date and (i) their affiliates and (ii) members of their immediate families; and (e) the Settling Defendants and (i) their affiliates and (ii) members of their immediate families. In the event that any affiliate referenced in provision (e)(i) of the preceding sentence beneficially owned Dynegy Securities in a fiduciary capacity or otherwise held Dynegy Securities on behalf of third-party clients or any employee benefit plans that otherwise fall within the Settlement Class, such third-party clients and employee benefit plans shall not be excluded from the Settlement Class, irrespective of the identity of the entity or person in whose name the Dynegy Securities were beneficially owned or otherwise held.

oo. “Settlement Fund” means the settlement payments and deliveries described in paragraphs 8 and 9 below and the Insurer Payment.

pp. “Settlement Hearing” means the hearing held by the Court to determine whether the Settlement is fair, reasonable, adequate and in the Class’s best interests, and should be approved.

qq. “Settling Defendants” means Dynegy, Charles L. Watson, Robert D. Doty, Stephen Bergstrom, Michael R. Mott, Charles E. Bayless, Darald W. Callahan, Daniel L. Dienstbier,

George L. Kirkland, Richard H. Matzke, Sheli Z. Rosenberg, Joe J. Stewart, J. Otis Winters, H. John Riley, Michael D. Capellas, Jerry L. Johnson, Lehman Brothers Inc., Lehman Brothers Holdings Inc. and the Citigroup Entities.

rr. “Taxes” means any taxes (including, without limitation, estimated taxes, interest, penalties and additions to tax and any taxes that may be imposed on the Settlement Fund with respect to any income earned thereon for any period in which the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes) on or arising with respect to (a) the income of the Settlement Fund, and (b) expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants).

ss. “Unreleased Officer/Director Defendant Indemnification Claims” means any claim by any one or more Officer/Director Defendant(s) for indemnification, contribution or reimbursement from Dynegy (whether arising under statutory law, common law, contract, the Dynegy by-laws or otherwise) in respect of:

(i)	claims against or losses (including defense costs) by any one or more of the Officer/Director Defendants that do not arise from, relate to, or have any connection with any acts, transactions or occurrences alleged in the Consolidated Securities Litigation;

(ii)

any investigation, prosecution or enforcement by any United States or state government agency or self-regulatory organization (including but not limited to the New York Stock Exchange or the National Association of Securities Dealers) of Dynegy or any of the

Officer/Director Defendants, including for sums already advanced by Dynegy to the Officer/Director Defendants (for defense costs or otherwise);

(iii)	any claim by any member of the Class who opts out of the Settlement, or otherwise pursues a claim that is ultimately determined to be barred, released or otherwise compromised by the Settlement;

(iv)	claims against or losses by any one or more of the Officer/Director Defendants under the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001 et seq., arising from or relating to any or all of the ERISA Plans, including but not limited to the claims that were asserted, or could have been asserted, in the civil action styled Lively, et al. v. Dynegy Inc., et al., No. 05-63-MJR (S.D. Ill.); or

(v)	reasonable attorneys’ fees and expenses incurred to defend the Consolidated Securities Litigation and Texas Derivative Litigation.

Provided, however, that nothing in this Memorandum shall obligate Dynegy to indemnify any one or more Officer/Director Defendant(s) in respect of claims or losses for which indemnity is forbidden as a matter of law, regulation or public policy.

tt. “Unknown Claims” means any and all Released Claims that any Class member does not know or suspect to exist in his, her or its favor upon the Released Claims’ release, and any Settled Defense Claims that any Settling Defendant does not know or suspect to exist in his, her or its favor upon the Settled Defense Claims’ release, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released Claims and Settled Defense Claims, the Parties stipulate and agree that upon the Effective Date, Class Representative and the Settling Defendants shall expressly, and each Settlement Class member shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law, rules or regulations of any state or territory of the United States or any other country, or principle of common or civil law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Class Representative and the Settling Defendants acknowledge, and the Settlement Class members by operation of law shall be deemed to have acknowledged, that the inclusion of Unknown Claims in the definition of Released Claims and Settled Defense Claims was separately bargained for and was a key element of the Settlement.

SCOPE AND EFFECT OF SETTLEMENT

2. The obligations incurred in this Stipulation shall be in full and final disposition of the Consolidated Securities Litigation and any and all Released Claims against any and all Released Parties.

3. Upon the Effective Date, Class Representative shall dismiss the Consolidated Securities Litigation with prejudice, and Class Representative and the Settlement Class members, on behalf of themselves and each of their past or present officers, directors, shareholders, employees, agents, representatives, general or limited partners, managers, members, affiliates, parents, subsidiaries, heirs, executors, administrators, successors and assigns, and any persons they represent, shall, with respect to each and every Released Claim, release and forever discharge, and shall forever be enjoined from prosecuting, any Released Claim against any or all of the Released Parties.

4. Upon the Effective Date, each of the Released Parties shall release and forever discharge each and every one of the Settled Defense Claims, and shall forever be enjoined from prosecuting the Settled Defense Claims.

5. Upon the Effective Date, each Settling Defendant shall release and forever discharge, and shall forever be enjoined from prosecuting against each of the other Settling Defendants, all claims known or unknown, accrued or unaccrued, arising from, related to, or in connection with any acts, transactions or occurrences alleged or that could have been alleged in the Consolidated Securities Litigation, including without limitation claims for indemnification, contribution or reimbursement of amounts paid in settlement or defense costs (however denominated) arising under the federal securities laws, state law or common law; provided, however, that nothing in this paragraph shall be deemed a release:

a. by the Officer/Director Defendants, individually or collectively, of the Unreleased Officer/Director Defendant Indemnification Claims;

b. by the Officer/Director Defendants, individually or collectively, of any claims against Dynegy arising out of or relating to such Officer/Director Defendant’s (or Defendants’) (i) agreements in respect of such Officer/Director Defendant’s (or Defendants’) employment (including as a consultant) or termination of employment by Dynegy, (ii) arbitral awards or judgments against Dynegy arising out of or relating to such employment or termination agreements, including but not limited to the award in the American Arbitration Association proceeding captioned Bergstrom v. Dynegy Inc., Case No. 70 Y 116 00134 03, or (iii) any settlement agreements in respect of any arbitration(s), court actions(s) or other proceeding(s) arising out of or relating to such employment or termination agreements, including, but not limited to the Confidential Settlement Agreement between Charles L. Watson and Dynegy Inc. in respect of the American Arbitration Association proceeding captioned Watson v. Dynegy Inc., Case No. 70 Y 116 00076 03; provided, however, that nothing in this paragraph shall preserve or revive any Released Officer/Director Defendant Indemnification Claims;

c. by Dynegy of any claims against the Officer/Director Defendants, individually or collectively, that do not arise from, relate to, or have any connection with any acts, transactions or occurrences that were alleged or could have been alleged in the Consolidated Securities Litigation; provided, however, that nothing in this subparagraph shall revive any claims against any one or more Officer/Director Defendant(s) that Dynegy has previously released; or

d. of any claims arising out of the violation or breach of this Stipulation.

BAR ORDERS

6. To the extent permitted by applicable law, on the Effective Date, all persons or entities shall be forever enjoined and barred from commencing any action or asserting any claim against the Settling Defendants, seeking, as damages or otherwise, the recovery of all or any part of any liability or settlement which such person or persons (or entity or entities) pay or cause to be paid on their behalf or are obligated to pay or agree to pay to the Settlement Class, arising out of or in any way related to such person’s or persons’ (or entity’s or entities’) participation in any acts, facts, statements or omissions that were or could have been alleged in the Consolidated Securities Litigation. Any person or entity so enjoined and barred shall be entitled to appropriate judgment reduction.

7. To the extent permitted by applicable law, on the Effective Date, all persons or entities shall be forever enjoined and barred from commencing any action or asserting any claim against the Insurers seeking, as damages or otherwise, any payment under the insurance policies underlying the Insurer Payment (the “Insurer Bar Order”).

THE SETTLEMENT CONSIDERATION

8. Subject to the conditions set forth herein, including the Right of Recoupment set forth in paragraph 11 below, Dynegy shall deposit (or cause to be deposited) into the Settlement Fund the amounts and shares set forth in this paragraph as follows:

a. On or before May 2, 2005, Dynegy Holdings Inc. shall deliver to the Cash Escrow Account the sum of one-hundred seventy-five million dollars ($175,000,000);

b. Not later than five (5) business days following the Court’s entry of the Order and Final Judgment, subject to the conditions set forth herein, Dynegy Holdings Inc. shall deliver to the Cash Escrow Account the additional sum of seventy-five million dollars ($75,000,000) plus an amount equal to interest thereon at LIBOR plus 500 basis points from May 2, 2005 until Dynegy Holdings Inc. deposits such sum into the Cash Escrow Account; and

c. Not later than five (5) days following the Effective Date, subject to the conditions set forth herein, Dynegy shall deliver into the Common Stock Escrow Account 17,578,781 shares of Dynegy Class A Common Stock or such number of other securities as may be exchanged for or converted from those shares of Dynegy Class A Common Stock between the date of this Stipulation and the date on which Dynegy deposits such shares. Dynegy will exercise its best efforts to cause the shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, before the Effective Date. Nothing herein shall obligate Dynegy to issue any additional shares of Dynegy Class A Common Stock. The deposit, distribution, and any sale of the Dynegy Class A Common Stock shall be subject to the availability of the exemption from registration under Section 3(a)(10) of the 1933 Act.

9. Subject to the conditions set forth herein, including the Right of Recoupment set forth in paragraph 11 below, the Citigroup Entities shall, on or before May 15, 2005, deliver to the Cash Escrow Account the sum of five million dollars ($5,000,000).

10. Subject to the conditions set forth herein, including the Right of Recoupment set forth in paragraph 11 below, Dynegy shall cause the Insurers to deliver the Insurer Payment to the Cash Escrow Account as soon as possible, but in any event by the later of (i) five (5) business days after the entry by the Court of its preliminary approval of the Settlement or (ii) May 15, 2005.

11. If for any reason the Effective Date does not (and cannot) occur or the Settlement is terminated pursuant to paragraphs 44 or 46, the funds and stock on deposit in the Escrow Accounts from any payment by Dynegy, the Insurers, and the Citigroup Entities, respectively, including interest earned on such funds, but excluding notice and administrative costs paid and incurred and Taxes, shall be returned within five (5) business days to Dynegy, the Insurers and the Citigroup Entities, proportionate to their respective contributions to the Escrow Accounts

(the “Right of Recoupment”). The Effective Date (defined in paragraph 43 below) cannot occur if any of the following events transpire:

a. the Court fails to enter the Preliminary Approval Order in all material respects in the form attached as Exhibit A;

b. the Court fails to approve the Settlement, following Notice to the Class and the Settlement Hearing, as prescribed by Federal Rule of Civil Procedure 23;

c. the Court fails to enter an Order and Final Judgment in all material respects in the form set forth in attached Exhibit B;

d. the Order and Final Judgment is reversed or materially modified on appeal and not reinstated in all material respects; or

e. the 164th District Court for Harris County, Texas, fails to approve the settlement of the Texas Derivative Litigation, including dismissal of all claims that have been or could have been asserted in the Texas Derivative Litigation.

Provided, however, that any (i) award, or appeal from any award, of attorneys’ fees or costs, (ii) approval or denial of any Plan of Distribution, or (iii) entry or denial of the Insurer Bar Order shall not delay the Effective Date or prevent the Effective Date from occurring.

12. Any cash payment made pursuant to paragraphs 8 and 9 shall be made by wire transfer in accordance with instructions from Lead Counsel.

13. The amount of settlement proceeds that Class Representative will propose to the Court be allocated to claims under Sections 11 and 15 of the 1933 Act will not exceed thirty-five million six-hundred thousand dollars ($35,600,000) of the Settlement Fund. The Parties agree that any distribution of the Settlement Fund by the Claims Administrator for alleged damages arising from violations of Section 11 and 15 of the 1933 Act shall be paid from the Insurer Payment.

14. All claims of the Settlement Class, all fees and expenses of Plaintiffs’ Counsel, experts, consultants, and agents, and all administrative or other approval expenses of the Settlement, including Taxes, if any, shall be paid from the Settlement Fund. Settlement Class members shall look solely to the Settlement Fund for settlement and satisfaction of any and all Released Claims against any and all of the Released Parties. Except as expressly provided in this Stipulation or by Court order, no Settlement Class member shall have any interest in the Settlement Fund or any portion thereof.

15. The Settlement Fund, net of any Taxes, shall be used to pay (i) the costs of providing Notice to the Class, (ii) the remaining administrative expenses in connection with the Settlement (including the Claims Administrator’s costs and expenses), and (iii) the attorneys’ fees and expenses award described in paragraph 21. The Net Settlement Fund shall be distributed to the Authorized Claimants as provided in paragraphs 28–40. Except as expressly stated in this Stipulation, the Settling Defendants, the Released Parties, and the Insurers shall not be liable for Notice costs and administrative expenses, fees to the Claims Administrator or Escrow Agent, any other costs of administering the Settlement Fund and/or related expenses, attorneys’ fees and reimbursement of expenses awarded by the Court, and amounts due and payable to Settlement Class members. Any sums required to be held hereunder shall be held in escrow by Lead Counsel, as Escrow Agent, shall be deemed to be in the custody, and shall remain subject to the jurisdiction, of the Court until the funds are distributed pursuant to this Stipulation and/or further Court order.

16. The Parties agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1. The Parties further agree to treat the Settlement Fund as coming into existence on the earliest date allowed under Treasury Regulation § 1.468B-1(j)(2). The Escrow Agent, as custodian of the funds and administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall (i) take all actions necessary for the Settlement Fund’s treatment as a Qualified Settlement Fund to relate back to the earliest possible date under Treasury Regulation § 1.468B-1(j)(2)(ii), (ii) file the Settlement Fund’s tax returns, and (iii) pay from the Settlement Fund any Taxes owed with respect to the Settlement Fund.

17. All Taxes shall be paid out of the Settlement Fund, shall be considered to be a cost of the Settlement’s administration and shall be timely paid by the Escrow Agent without prior Court order. None of the Settling Defendants, the Released Parties, or the Insurers shall have any liability with respect to any Taxes, expenses and/or costs incurred in connection with the taxation of the Settlement Fund or the payment or withholding of Taxes, or the preparation or filing of any returns.

18. The Settlement will be non-recapture, i.e. it is not a claims-made settlement. If all Settlement conditions are satisfied, the Settling Defendants and Insurers will have no right to a refund of any of the settlement consideration provided in paragraphs 8–10.

19. Class Representative expressly represents and warrants that, in entering into the Settlement, it relied upon its own knowledge and investigation (including the knowledge of and investigation performed by Lead Counsel), and not upon any promise, representation, warranty or other statement made by or on behalf of any Settling Defendant not expressly contained in this Stipulation.

CORPORATE GOVERNANCE

20. Within ninety (90) days after the motion for preliminary approval of the Settlement is filed with the Court, Class Representative will provide a slate of not fewer than five prospective directors to be evaluated by an external search firm of national standing to compare skills, backgrounds and experience with that of Dynegy Inc.’s current directors to confirm fit and complement to Dynegy Inc.’s board of directors. By the later of (i) ninety (90) days following the Effective Date, or (ii) ninety (90) days following Class Representative’s providing its slate of director candidates to Dynegy Inc., the Dynegy Inc. Board of Directors will review and confirm the qualifications of said proposed directors. If so confirmed, (a) the Dynegy Inc. Board of Directors will, as promptly as practicable, cause two existing Dynegy Inc. directors constituting Officer/Director Defendants to resign and will fill such vacancies with two new director nominees selected from the list of five or more proposed by the Class Representative, and (b) Dynegy Inc. management will include in Dynegy Inc.’s proxy statement, as part of management’s slate, and will recommend for election to the Dynegy Inc. Board of Directors by its shareholders at its next annual meeting at which directors are elected, the two new director nominees selected under subparagraph (a) above. If the Dynegy Inc. Board of Directors is unable to confirm the qualifications of two proposed directors from the original slate of five, Class Representative shall provide an additional slate of five prospective directors. Class Representative shall continue to propose prospective directors in slates of five until such time as the Dynegy Inc. Board has confirmed the qualifications of two such prospective directors and named them to the Dynegy Inc. Board of Directors. The qualifications for prospective directors and the specifics of the selection process are set forth in the Dynegy Inc. Corporate Governance Guidelines, a copy of which is attached as Appendix A.

ATTORNEYS’ FEES AND EXPENSES

21. Lead Counsel may submit an application or applications (the “Fee and Expense Application”) for distributions to them from the Settlement Fund for an award of attorneys’ fees and reimbursement of expenses incurred in connection with prosecuting the Consolidated Securities Litigation, plus any interest on such attorneys’ fees and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid). Lead Counsel reserve the right to make additional applications for fees and expenses incurred. Class Representative may submit an application for reimbursement of its expenses (including lost wages) incurred in representing the Class in the Consolidated Securities Litigation.

22. The cash portion, if any, of such attorneys’ fees, expenses and interest award shall be paid exclusively from the Settlement Fund to Lead Counsel and/or Class Representative upon award and before the Settlement Fund’s distribution to Settlement Class members, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Lead Counsel unconditionally guarantees to refund or repay the Settlement Fund up to the entire cash amount (if any) of such attorneys’ fees and expenses award, plus accrued interest at the same net rate earned by the Settlement Fund, within five (5) business days if and when the attorneys’ fees and expenses award is reduced or reversed.

23. Lead Counsel may withdraw from the Settlement Fund the stock, if any, awarded to Lead Counsel as part of their attorneys’ fees award, on the later of (i) the date of the stock’s deposit into the Settlement Fund or (ii) the date of the Court’s decision on the Fee and Expense Application. Any award of stock shall be paid exclusively from the Settlement Fund upon award and before the Settlement Fund’s distribution to Settlement Class members, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. If any attorneys’ fees and expenses award including stock is reduced or reversed, Lead Counsel unconditionally guarantees to return, refund or repay the Settlement Fund up to (i) the total number of such shares awarded or (ii) if any such awarded shares were sold, the proceeds received from such sale(s).

24. Lead Counsel shall allocate the attorneys’ fees amongst other Plaintiffs’ Counsel in a manner in which they in good faith believe reflects the contributions of such counsel to the prosecution and settlement of the Consolidated Securities Litigation. The Settling Defendants shall have no responsibility for or liability relating to the allocation of attorneys’ fees and/or the reimbursement of expenses among Plaintiffs’ Counsel. Any decision by the Court or any other court concerning the amount of any fee award shall not affect the validity or finality of the Order and Final Judgment. Lead Counsel hereby agrees that it will be subject to the continuing jurisdiction of the Court in connection with the award of any attorneys’ fees and/or the reimbursement of expenses.

25. The Court’s granting any application by Lead Counsel for attorneys’ fees and reimbursement of expenses is not a condition of the Settlement. Lead Counsel’s request for attorneys’ fees and reimbursement of expenses is to be considered separately from the Court’s consideration of whether the Settlement is fair, reasonable, adequate and in the Class’s best interests. Any order or proceedings related to any request for attorneys’ fees or reimbursement of expenses, or any appeal from any order or proceedings related thereto, shall not affect or delay the Effective Date or the finality of the Order and Final Judgment approving the Settlement.

ADMINISTRATION

26. Lead Counsel may request the Court to appoint a Claims Administrator for the Settlement. The Settling Defendants, the Released Parties, and the Insurers shall have no responsibility or liability concerning the appointment of the Claims Administrator or any actions taken by the Claims Administrator. The Claims Administrator shall be responsible for mailing and publishing the Notice and Publication Notice, respectively, and costs for such notice shall be paid from the Settlement Fund. Dynegy shall direct its transfer agent to provide to the Claims Administrator Dynegy’s shareholder lists solely for purposes of providing notice to the Class. Class Representative agrees that Dynegy’s shareholder lists will not be used for any purposes other than providing notice to the Class as provided in this paragraph and will otherwise not be disclosed to any other persons. All reasonable costs associated with obtaining the shareholder lists shall be paid from the Settlement Fund and Dynegy shall have no liability to the Class with respect to the provision of such shareholder lists.

27. The Court’s approval of the Plan of Distribution (described in the Notice attached as Exhibit A-1) is not a condition of the Settlement. The Plan of Distribution and determinations made thereunder shall be considered separately from the Court’s consideration of whether the Settlement is fair, reasonable, adequate and in the Class’s best interests. Any order or proceedings relating to the Plan of Distribution and determinations thereunder, or any appeal from any order or proceedings relating to the Plan of Distribution or any determinations thereunder, shall not affect or delay the Effective Date and the finality of the Order and Final Judgment.

DISTRIBUTION TO AUTHORIZED CLAIMANTS

28. The Claims Administrator shall determine each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s Claim (as defined in the Plan of Distribution described in the Notice attached as Exhibit A-1, or in such other Plan of Distribution as the Court approves).

29. The Plan of Distribution proposed in the Notice is not a necessary term of this Stipulation, and this Stipulation is not conditioned on its approval.

30. Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his or her Claim compared to the total Claims of all accepted claimants.

31. Any Settlement Class member who does not submit a valid Proof of Claim will not be entitled to receive any proceeds from the Net Settlement Fund, but will otherwise be bound by all of the terms of this Stipulation, the Settlement, and the Order and Final Judgment, including the releases and injunctions provided for herein and therein, and will be barred from bringing any action against any or all of the Released Parties concerning any or all of the Released Claims.

32. Except for the obligation of Dynegy, the Citigroup Entities, and the Insurers to pay into the Settlement Fund, as described in paragraph 8–10 above, the Settling Defendants and the Insurers shall have no liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund. Lead Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proof of Claim submitted in the interests of achieving substantial justice.

33. For purposes of determining the extent, if any, to which a Settlement Class member shall be entitled to be treated as an “Authorized Claimant,” the following conditions shall apply:

a. Each Settlement Class member shall be required to submit a Proof of Claim (see attached Exhibit A-2), supported by such documents as are designated therein, including proof of the Claimant’s loss, or such other documents or proof as Lead Counsel, in its discretion, may deem acceptable;

b. All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by Order of the Court. Any Settlement Class member who fails to submit a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to the Settlement, but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Order and Final Judgment to be entered in the Consolidated Securities Litigation and the releases and injunctions provided for herein and therein, and will be barred from bringing any action against any or all of the Released Parties concerning any or all of the Released Claims. Notwithstanding the foregoing, Lead Counsel may, in their discretion, accept for processing late-filed claims so long as the distribution of the

Net Settlement Fund to Authorized Claimants is not materially delayed. A Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator;

c. Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below;

d. Proofs of Claim that do not meet the submission requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the Claimant in order to remedy the curable deficiencies in the Proof of Claim submitted. The Claims Administrator shall notify, in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below; and

e. If any Claimant whose claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) calendar days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Lead Counsel shall thereafter present the request for review to the Court.

34. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant’s claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant’s status as a Class member and the validity and amount of the Claimant’s claim. No discovery shall be allowed of the Settling Defendants, the Insurers, or the Released Parties or on the merits of the Consolidated Securities Litigation or Settlement in connection with processing of the Proofs of Claim, and the Settling Defendants shall not be required to provide any information or discovery in connection with processing Proofs of Claim, except as provided herein or ordered by the Court.

35. No person or entity shall have any claim against Class Representative, Lead Counsel, the Claims Administrator or the Released Parties or their counsel based on the distributions made substantially in accordance with the Stipulation and the Settlement, the Plan of Distribution, or further order(s) of the Court.

36. If there is any balance remaining in the Net Settlement Fund after six (6) months from the date of distribution of the Net Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise) Lead Plaintiff either shall reallocate such balance among Authorized Claimants in an equitable and economic fashion or shall donate it to appropriate 501(c)(3) non-profit organizations.

37. Payment pursuant to this Stipulation shall be deemed final and conclusive against all Settlement Class members. All Settlement Class members whose claims are rejected by the

Court shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation, the Settlement, and the Order and Final Judgment including the releases and injunctions provided for herein and therein, and will be barred from bringing any action against any or all of the Released Parties concerning any or all of the Released Claims.

38. All proceedings with respect to the administration, processing, and determination of claims described by paragraphs 26–40 of this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

39. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after: (i) all Claims have been processed, and all Claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; (iii) all matters with respect to attorneys’ fees, costs, and disbursements have been resolved by the Court and all appeals therefrom have been finally resolved or the time therefor has expired; and (iv) all costs of administration have been paid.

40. None of the Settling Defendants or their counsel shall have any responsibility for, interest in, or liability whatsoever with respect to:

a. any act, omission or determination of Lead Counsel, the Escrow Agent or the Claims Administrator, or any of their respective designees or agents, in connection with the administration of the Settlement or otherwise;

b. the management, investment, or distribution of the Settlement Fund;

c. the determination, administration, calculation, or payment of any claims asserted against the Settlement Fund;

d. the Plan of Distribution; or

e. any losses suffered by, or fluctuations in the value of, the Settlement Fund.

TERMS OF PRELIMINARY APPROVAL ORDER

41. Within five (5) business days of this Stipulation’s execution, the Parties shall jointly apply to the Court for entry of a Preliminary Approval Order, substantially in the form attached as Exhibit A, and for the scheduling of the Settlement Hearing.

TERMS OF ORDER AND FINAL JUDGMENT

42. If the Settlement described in this Stipulation is approved by the Court, counsel for the Parties shall request that the Court enter the Order and Final Judgment substantially in the form attached as Exhibit B.

EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

43. The Effective Date of Settlement shall be the date when all the following shall have occurred:

a. entry of the Preliminary Approval Order in all material respects in the form attached as Exhibit A;

b. the Court’s approval of the Settlement, following Notice to the Class and the Settlement Hearing, as prescribed by Federal Rule of Civil Procedure 23;

c. the Court’s entry of an Order and Final Judgment, in all material respects in the form set forth in attached Exhibit B, and the expiration of any time for appeal or review of such Order and Final Judgment, or, if any appeal is filed and not dismissed, five (5) days after such Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, if the Court enters an order and final judgment in form other than that provided above (the “Alternative Judgment”) and none of the Parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review; and

d. the settlement of the Texas Derivative Litigation and entry of an order and final, appealable judgment of the 164th District Court for Harris County, Texas, which approves in all respects the dismissal of the claims that have been or could have been asserted in the Texas Derivative Litigation.

Provided, however, that (i) any award of attorney’s fees or costs, (ii) the approval of any Plan of Distribution, and/or (iii) entry of the Insurer Bar Order shall not be considered a material provision of the Order and Final Judgment and any appeal of any such award, Plan of

Distribution or decision with respect to the Insurer Bar Order shall not delay the Effective Date and any modification as a result of such appeal shall not be considered a modification of a material term.

44. Dynegy’s Counsel or Lead Counsel shall have the right to terminate the Settlement and this Stipulation by providing written notice of such election to the Parties within thirty (30) calendar days of any of the following events: (i) the Court’s declining to enter the Preliminary Approval Order in any material respect; (ii) the Court’s declining to approve this Stipulation or any material part of it; (iii) the Court’s declining to enter the Order and Final Judgment in any material respect, other than with respect to the Plan of Distribution or award of attorneys’ fees and reimbursement of expenses to Lead Counsel; (iv) the date on which the Order and Final Judgment is modified or reversed in any material respect by any court; or (v) the date on which an Alternative Judgment is modified or reversed in any material respect by any court.

45. Notwithstanding paragraph 44, the following events or occurrences shall not create in Lead Counsel a right to terminate the Settlement: (i) a decision by the Court to award attorneys’ fees and expenses in an amount less than the amounts applied for by Lead Counsel; (ii) the approval or denial of any Plan of Distribution; or (iii) entry of the Insurer Bar Order.

46. Class Representative, Dynegy, and the Citigroup Entities, through their counsel, have executed a “Supplemental Agreement” setting forth certain conditions under which this Stipulation may be withdrawn or terminated by Dynegy (as to all Parties other than the Citigroup Entities) or by the Citigroup Entities (as to the Class and the Citigroup Entities only) if potential Class members who purchased in excess of a certain number of Dynegy Class A Common Stock shares during the Class Period exclude themselves from the Class. The Supplemental Agreement shall not be filed with the Court unless a dispute arises about its terms or the Court so orders. In the event of a withdrawal from this Stipulation under the Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect, and the provisions of paragraph 47 shall apply. Notwithstanding the foregoing, the Stipulation shall not become null and void as a result of Dynegy’s or the Citigroup Entities’ election to exercise its option to withdraw from the Stipulation until the conditions in the Supplemental Agreement have been satisfied.

47. Except as otherwise provided herein, if the Settlement is terminated or fails to become effective for any reason, then (a) the Settlement shall be without force and effect upon the Parties’ rights, and none of its terms shall be effective or enforceable, except to the extent costs of Notice and administrative expenses or Taxes have been incurred or expended under this Stipulation; (b) this Stipulation, the fact and terms of the Settlement, and all oral and written communications and other documents pertaining to the Settlement shall be null and void and without prejudice, and shall not be referred to by any Party or admissible in any further proceedings in the Consolidated Securities Litigation; (c) the balance remaining in the Settlement Fund, together with any amounts of any fees previously awarded to Lead Counsel and paid out of the Settlement Fund, less any costs of Notice or administrative expenses incurred before such termination, and less any Taxes, shall be returned to Dynegy, the Citigroup Entities, and the Insurers on a pro rata basis within five (5) business days; and (d) the Parties shall revert to their litigation positions as of April 14, 2005.

NO ADMISSION OF WRONGDOING

48. This Stipulation, whether or not consummated, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement or any negotiation, discussion or proceedings in connection with this Stipulation or the Settlement:

a. does not constitute and shall not be offered against any or all Released Parties for any reason including, without limitation, as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any or all Released Parties with respect to the truth of any fact alleged by Class Representative or the validity of any claim that had been or could have been asserted in the Consolidated Securities Litigation or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Consolidated Securities Litigation or in any litigation, or of any liability, negligence, fault, or wrongdoing of any or all Released Parties;

b. does not constitute and shall not be offered against any or all Released Parties as evidence of or construed as or deemed evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any or all Released Parties, or against Class Representative and the Class as evidence of any infirmity in the claims of Class Representative and the Class;

c. does not constitute and shall not be offered against any or all Released Parties as evidence of or construed as or deemed evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Parties to this Stipulation, in any other civil, criminal or administrative action or proceeding (including, but not limited to, any formal or informal investigation or inquiry by the SEC or any other state or federal governmental or regulatory agency), other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, any or all Released Parties may refer to it to effectuate the liability protection granted them hereunder;

d. does not constitute and shall not be offered or construed against any or all Released Parties as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; and

e. does not constitute and shall not be offered or construed as an admission, concession or presumption against Class Representative or the Class or any of them that any of their claims are without merit or that damages recoverable under the Complaints would not have exceeded the Settlement Fund. Any or all Released Parties may file the Stipulation and/or the Order and Final Judgment in any other action or proceeding that may be brought against any or all of them in support of a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment, bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. Class Representative understands, acknowledges and agrees that the Released Parties have denied and continue to deny each and all claims of alleged wrongdoing.

49. The Parties to this Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or that could be or could have been asserted by Class Representative, the Class or Plaintiffs’ Counsel against any or all Settling Defendants and/or Released Parties with respect to the Released Claims. Accordingly, Class Representative, the Settlement Class, and the Settling Defendants agree not to assert in any forum that the

Consolidated Securities Litigation was brought by Class Representative or defended by Defendants in bad faith or without a reasonable basis. The Parties shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Consolidated Securities Litigation. The Parties agree that the amount paid and the other Settlement terms were negotiated at arm’s length in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

PUBLIC ANNOUNCEMENTS OF SETTLEMENT

50. Dynegy, Lead Counsel and Class Representative agree to use their best efforts to coordinate, review and provide comments to all public announcements, by press release or otherwise, regarding the Settlement, but will not have any right to edit, veto or otherwise control the content or form of such communications other than their own.

MISCELLANEOUS PROVISIONS

51. All of the exhibits attached hereto are hereby incorporated by reference in this Stipulation as though fully set forth herein.

52. Counsel for each Settling Defendant is authorized to warrant on behalf of such Settling Defendant, and hereby warrants on his, her or its behalf that, as to the payments made by or on behalf of him, her, or it, at the time of such payment that Settling Defendant made or caused to be made pursuant to paragraphs 8 or 9 above, he, she, or it was not insolvent nor will the payment required to be made by or on behalf of him, her, or it render such Settling Defendant insolvent within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof. This warranty and all other representations, warranties or statements in this Stipulation, unless expressly indicated otherwise, are made by the Parties and not by their counsel.

53. If a case is commenced in respect to any Settling Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of the Settlement Fund, or any portion thereof, by or on behalf of such Settling Defendant, to be a preference, voidable transfer, fraudulent transfer or similar transaction, then, as to such Settling Defendant, the releases given and Order and Final Judgment entered in favor of such Settling Defendant under this Stipulation shall be null and void.

54. This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all Parties or their respective successors-in-interest.

55. The headings herein are used for the purpose of convenience only and are not meant and shall not be construed to have any legal effect.

56. The administration and consummation of the Settlement embodied in this Stipulation shall be under the Court’s authority, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and expenses to Lead Counsel and enforcing the terms of this Stipulation.

57. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

58. This Stipulation and its exhibits, together with the Supplemental Agreement, constitute the entire agreement among the Parties concerning the Settlement of the Consolidated Securities Litigation, and supersede any prior agreements or understandings between the Parties with respect to the Settlement (including, without limitation, the Memorandum of Understanding). No representations, warranties, or inducements have been made by any Party concerning this Stipulation, its exhibits or the Supplemental Agreement, other than those contained and memorialized in such documents.

59. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts. Any signature to this Stipulation, to the extent signed and delivered by facsimile, shall be treated in all manners and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of a Party, any other Party so executing and delivering this Stipulation by facsimile shall reexecute original forms thereof and deliver them to the requesting party. No Party shall raise the use of facsimile to deliver or transmit a signature as a defense to the formation or enforceability of this Stipulation, and each such Party forever waives any such defense.

60. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Parties. There are no third-party beneficiaries to this Stipulation.

61. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of Texas without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

62. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s length negotiations between the Parties, and all Parties have contributed substantially and materially to the preparation of this Stipulation.

63. All counsel and any other person executing this Stipulation and any of its exhibits, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

64. Lead Counsel and the Settling Defendants’ counsel agree to cooperate fully with one another in seeking prompt Court approval of the Preliminary Approval Order, the Stipulation and the Settlement, and the entry of the Order and Final Judgment, and to promptly agree upon and execute all such other documentation and to take all such other action as may be reasonably required to obtain the Court’s final approval of the Settlement and the entry of the Order and Final Judgment.

65. All agreements and orders entered during the course of the Consolidated Securities Litigation relating to the confidentiality of information, including without limitation the Confidentiality Stipulation and Agreed Protective Order filed by the Court on February, 16, 2005, shall survive this Stipulation and the Settlement.

66. Nothing in this Stipulation, the Settlement, the negotiations relating thereto, the mediation, or the process and content of confirmatory discovery, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege or work product immunity.

67. The Parties (i) acknowledge their intent to consummate the Settlement and (ii) agree to cooperate as reasonably necessary to effectuate and implement this Stipulation, and to use their commercially reasonable efforts to accomplish this Stipulation’s terms and to consummate its contemplated transactions.

68. The Parties acknowledge, represent and warrant to each other that the mutual releases and payments hereunder are adequate consideration for the consideration given.

69. Lead Counsel shall not assign any of its rights or obligations under this Stipulation (including any rights or obligations as Escrow Agent) without Dynegy’s prior written consent, and any attempted transfer or assignment in violation of this provision shall be null and void.

IT IS HEREBY AGREED by the undersigned on behalf of their respective clients.

Dated: May 2, 2005

LERACH COUGHLIN STOIA GELLER

    RUDMAN & ROBBINS LLP

/s/ Keith F. Park
William S. Lerach,
Attorney-In-Charge
Keith F. Park
Darren J. Robbins
Helen J. Hodges
Byron S. Georgiou
G. Paul Howes
James I. Jaconette
Michelle M. Ciccarelli
James R. Hail
John A. Lowther
Alexandra S. Bernay
Matthew P. Siben
Robert R. Henssler, Jr.
401 B Street, Suite 1600
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)

LEAD COUNSEL FOR PLAINTIFF

Roger B. Greenberg
Federal I.D. No. 3932
State Bar No. 08390000
SCHWARTZ, JUNELL, GREENBERG
& OATHOUT, LLP
Two Houston Center
909 Fannin, Suite 2000
Houston, TX 77010
Telephone: 713/752-0017
713/752-0327 (fax)

Walter Umphrey
Joe Kendall
State Bar No. 11260700
PROVOST & UMPHREY LAW FIRM, LLP
3232 McKinney Avenue, Suite 700
Dallas, TX 75204
Telephone: 214/744-3000
214/744-3015 (fax)

CO-LIAISON COUNSEL

HAYNES AND BOONE, LLP

/s/ Micahel T. Powell
Michael T. Powell
Attorney-in-Charge
State Bar No. 16204300
S.D. Bar No. 717
Kenneth E. Broughton
State Bar No. 03087250
S.D. Bar No. 13428
1 Houston Center
1221 McKinney, Suite 2100
Houston, Texas 77010-2007
[713] 547-2000 - Telephone
[713] 236-5541 - Facsimile

Noel M.B. Hensley
State Bar No. 09491400
Nicholas Even
State Bar No. 24014446
901 Main Street, Suite 3100
Dallas, Texas 75202
[214] 651-5000 - Telephone
[214] 651-5940 - Facsimile

ATTORNEYS FOR DYNEGY INC. AND
DYNEGY HOLDINGS INC.

FULBRIGHT & JAWORSKI L.L.P.

/s/ Tom Godbold
Tom Godbold
Attorney-in-Charge
State Bar No. 08050500
Federal I.D. No. 1345
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
[713] 651-5151 - Telephone
[713] 651-5246 – Facsimile

ATTORNEYS FOR DEFENDANT CHARLES L. WATSON

WILSON FULKERSON LLP

/s/ Michael M. Wilson
Michael M. Wilson
Attorney-in-Charge
State Bar No. 21704800
700 Louisiana, Suite 5200
Houston, Texas 77002
[713] 654-5800 – Telephone
[713] 654-5801 – Facsimile

ATTORNEYS FOR DEFENDANT
ROBERT D. DOTY

DENNIS HERLONG

/s/ Dennis Herlong
State Bar No. 09510500
Federal I.D. No. 184
440 Louisiana, Suite 900
Houston, Texas 77002
[713]228-9222 – Telephone
[713] 228-9225 – Facsimile

ATTORNEY FOR DEFENDANT
STEPHEN BERGSTROM

KING & SPALDING LLP

/s/ Mark K. Glasser
Mark K. Glasser
Attorney-in-Charge
State Bar No. 08014500
Southern District ID No. 930
Michael W. Youtt
State Bar No. 00792315
Southern District ID No. 18920
Kevin D. Mohr
State Bar No. 24002623
Southern District ID No. 28140
Jeremiah J. Anderson
State Bar No. 24040432
1100 Louisiana, Suite 4000
Houston, Texas 77002
[713] 751-3200 – Telephone
[713] 751-3290 – Facsimile

ATTORNEYS FOR DEFENDANT
MICHAEL R. MOTT

HUGHES HUBBARD & REED LLP

/s/ Kevin T. Abikoff
Kevin T. Abikoff
State Bar No. 24034118
Southern District ID No. 34731
1775 I Street, NW
Washington, DC 20006-2401
[202] 721-4770 – Telephone
[202] 721-4646 – Facsimile

ATTORNEY FOR DEFENDANTS

CHARLES E. BAYLESS, DARALD W.

CALLAHAN, MICHAEL D. CAPELLAS,

DANIEL L. DIENSTBIER, JERRY L.

JOHNSON, GEORGE L. KIRKLAND,

RICHARD H. MATZKE, H. JOHN

RILEY, SHELI Z. ROSENBERG, JOE J.

STEWART AND J. OTIS WINTERS

KING & PENNINGTON, L.L.P.

/s/ Charles G. King
Charles G. King
Attorney-in-Charge
State Bar No. 11470000
Southern District ID No. 1344
1100 Louisiana, Suite 5055
Houston, Texas 77002
[713] 225-8400 – Telephone
[713] 225-8488 – Facsimile

Michael J. Chepiga
Admitted Pro Hac Vice
Harrison J. Frahn IV
Admitted Pro Hac Vice
SIMPSON THACHER & BARTLETT LLP
425 Lexington Avenue
New York, New York 10017-3954
[212] 455-2000 – Telephone
[212] 455-2502 – Facsimile

ATTORNEYS FOR DEFENDANTS
LEHMAN BROTHERS INC. AND LEHMAN BROTHERS HOLDINGS INC.

PAUL WEISS, RIFKIND, WHARTON & GARRISON LLP

/s/ Brad S. Karp
Brad S. Karp
1285 Avenue of the Americas
New York, NY 10019-6064
[212] 373-3000 – Telephone
[212] 757-3990 – Facsimile

ATTORNEY FOR DEFENDANTS CITIGROUP, INC., SALOMON SMITH BARNEY INC. AND CITIBANK, N.A.